NEWS RELEASE	Littelfuse Inc. 8755 West Higgins Road, Suite 500 Chicago, Illinois 60631 p: (773) 628-1000 f: (773) 628-0802 www.littelfuse.com
LITTELFUSE REPORTS FOURTH QUARTER AND FULL YEAR RESULTS FOR 2018

CHICAGO, January 30, 2019 - Littelfuse, Inc. (NASDAQ: LFUS), a global manufacturer of leading technologies in circuit protection, power control and sensing, today reported financial results for the fourth quarter and full year ended December 29, 2018:

Fourth Quarter 2018 Highlights

•	Net sales were $402.3 million, up 32% versus the prior year period. Organic revenue growth was 4%

•	Growth by segment versus the prior year:

•	Electronics sales increased 62% (up 7% organically)

•	Automotive sales decreased 3% on global auto production decline of 4% (down 1% organically)

•	Industrial sales decreased 3% due to the exit of the Custom business in 2018 (up 11% organically)

•
GAAP diluted EPS was $1.29, up from a loss of $0.48 in the prior year, and includes $14.7 million of after-tax charges primarily related to certain purchase accounting adjustments and integration costs for the IXYS business, and non-operating foreign exchange losses

•	Adjusted diluted EPS of $1.87 increased 3% over the prior year

•	GAAP effective tax rate was 17.9% and the adjusted effective tax rate was 14.6%

•	Cash flow from operations was $79.7 million and free cash flow was $60.9 million

•	During the fourth quarter and as of January 29, 2019, the company repurchased approximately 392,000 and 67,000 shares of common stock, respectively, under its share repurchase authorization

Full Year 2018 Highlights

•	Net sales were $1.72 billion, up 41% versus the prior year period, and up 8% organically

•	Growth by segment versus the prior year:

•	Electronics sales increased 70% (up 11% organically)

•	Automotive sales increased 6% on a small decline in global auto production (up 4% organically)

•	Industrial sales increased 8% (up 13% organically)

•	GAAP diluted EPS was $6.52, up 25% versus the prior year

•	Adjusted diluted EPS of $9.44 increased 22% versus the prior year

•	GAAP effective tax rate was 19.7% and the adjusted effective tax rate was 18.9%

•	Cash flow from operations was $331.8 million and free cash flow was $257.0 million, both records for the company
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“2018 was an exceptional year for us," said Dave Heinzmann, Littelfuse Chief Executive Officer. "Full year organic sales growth of 8% and adjusted EPS growth of 22% reflects the strong execution of our strategy despite softening demand during the fourth quarter. During the year, we made significant progress integrating the company’s largest acquisition, IXYS Corporation, and are seeing the benefits of our expanded portfolio and combined global teams. Across our segments, we captured many strategic wins in our target end markets. We remain confident that our leading technologies, global footprint, close customer relationships, and talented associates position us for continued content growth in excess of the markets we serve.”

For the first quarter of 2019*:

•	Net sales are expected to be in the range of $404 to $416 million, down 2% on an as reported basis and down 4% organically, at the midpoint versus the prior year quarter

•	Adjusted diluted earnings per share are expected to be in the range of $1.86 to $2.00

•	Adjusted effective tax rate is expected to be in the range of 19% - 21%

For the 2019 full year*:

•	Adjusted effective tax rate is expected to be in the range of 18% - 20%

•	Capital expenditures are expected to be in the range of $90 - $95 million

*Littelfuse provides guidance on a non-GAAP (adjusted) basis. GAAP items excluded from guidance may include the after-tax impact of items including acquisition and integration costs, restructuring, impairment and other charges, certain purchase accounting adjustments, non-operating foreign exchange adjustments and significant and unusual items. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. Littelfuse is not able to forecast the excluded items in order to provide the most directly comparable GAAP financial measure without unreasonable efforts.

Dividend
The company will pay a cash dividend on its common stock of $0.43 per share on March 7, 2019 to shareholders of record as of February 21, 2019.

Conference Call and Webcast Information
Littelfuse will host a conference call today, Wednesday, January 30, 2019, at 9:00 a.m. Central Time to discuss the results. The call will be broadcast live and available for replay at Littelfuse.com.
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About Littelfuse
Littelfuse (NASDAQ: LFUS) is a global manufacturer of leading technologies in circuit protection, power control and sensing. Sold in over 150 countries, our products are found in automotive and commercial vehicles, industrial applications, data and telecommunications, medical devices, consumer electronics and appliances. Our 12,000 worldwide associates partner with customers to design, manufacture and deliver innovative, high-quality solutions, for a safer, greener and increasingly connected world - everywhere, every day. Learn more at Littelfuse.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
The statements in this press release that are not historical facts are intended to constitute "forward-looking statements" entitled to the safe-harbor provisions of the PSLRA. These statements may involve risks and uncertainties, including, but not limited to, risks relating to product demand and market acceptance; economic conditions; the impact of competitive products and pricing; product quality problems or product recalls; capacity and supply difficulties or constraints; coal mining exposures reserves; failure of an indemnification for environmental liability; exchange rate fluctuations; commodity price fluctuations; the effect of Littelfuse, Inc.'s ("Littelfuse" or the "Company") accounting policies; labor disputes; restructuring costs in excess of expectations; pension plan asset returns less than assumed; uncertainties related to political or regulatory changes; the integration of the recently acquired business of IXYS Corporation ("IXYS") and the risk that expected benefits, synergies and growth prospects of the acquisition of IXYS may not be achieved in a timely manner, or at all; and other risks which may be detailed in the company's Securities and Exchange Commission filings. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated or implied in the forward-looking statements. This release should be read in conjunction with information provided in the financial statements appearing in the company's Annual Report on Form 10-K for the year ended December 30, 2017. For a further discussion of the risk factors of the company, please see Item 1A. "Risk Factors" to the company's Annual Report on Form 10-K for the year ended December 30, 2017.

Non-GAAP Financial Measures
The information included in this press release includes the non-GAAP financial measures of organic revenue growth, adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted diluted earnings per share, adjusted effective tax rate and free cash flow. Many of these non-GAAP financial measures exclude the effect of certain expenses and income not related directly to the underlying performance of our fundamental business operations. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is set forth in the attached schedules.

The company believes that organic revenue growth, adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted diluted earnings per share, and adjusted effective tax rate provide useful information to investors regarding its operational performance because they enhance an investor’s overall understanding of our core financial performance and facilitate comparisons to historical results of operations, by excluding items that are not related directly to the underlying performance of our fundamental business operations or were not part of our business operations during a comparable period. The company believes free cash flow is a useful measure of its ability to generate cash. The company believes that all of these non-GAAP financial measures are commonly used by financial analysts and others in the industries in which we operate, and thus further provide useful information to investors. Management additionally uses these measures when assessing the performance of the business and for business planning purposes. Note that our definitions of these non-GAAP financial measures may differ from those terms as defined or used by other companies.

CONTACT: Trisha Tuntland
Head of Investor Relations
(773) 628-2163

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LFUS-F

LITTELFUSE, INC.
CONSOLIDATED BALANCE SHEETS

(in thousands)	December 29, 2018	December 30, 2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$489,733	$429,676
Short-term investments	34	35
Trade receivables, less allowances of $36,038 and $27,516, respectively	232,892	182,699
Inventories	258,228	140,789
Prepaid income taxes and income taxes receivable	2,339	1,689
Prepaid expenses and other current assets	49,291	37,452
Total current assets	1,032,517	792,340
Net property, plant, and equipment	339,894	250,577
Intangible assets, net of amortization	361,474	203,850
Goodwill	826,715	453,414
Investments	25,405	10,993
Deferred income taxes	7,330	11,858
Other assets	20,971	17,070
Total assets	$2,614,306	$1,740,102

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$126,323	$101,844
Accrued liabilities	138,405	100,415
Accrued income taxes	20,547	16,285
Current portion of long-term debt	10,000	6,250
Total current liabilities	295,275	224,794
Long-term debt, less current portion	684,730	489,361
Deferred income taxes	51,853	17,069
Accrued post-retirement benefits	31,874	18,742
Other long-term liabilities	72,232	62,580
Total equity	1,478,342	927,556
Total liabilities and equity	$2,614,306	$1,740,102

LITTELFUSE, INC.
CONSOLIDATED STATEMENTS OF NET INCOME
(Unaudited)

	Three Months Ended		Fiscal Year Ended
(in thousands, except per share data)	December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017
Net sales	$402,281	$304,849	$1,718,468	$1,221,534
Cost of sales	247,944	178,225	1,065,927	715,001
Gross profit	154,337	126,624	652,541	506,533

Selling, general, and administrative expenses	67,461	55,934	288,001	212,833
Research and development expenses	21,559	13,617	87,301	50,489
Amortization of intangibles	13,689	6,293	52,190	24,700
Total operating expenses	102,709	75,844	427,492	288,022
Operating income	51,628	50,780	225,049	218,511

Interest expense	5,589	3,512	22,569	13,380
Foreign exchange loss (gain)	5,509	3,859	(863)	2,376
Other expense (income), net	763	(320)	(1,599)	(1,282)
Income before income taxes	39,767	43,729	204,942	204,037
Income taxes	7,102	54,548	40,377	84,518
Net income (loss)	$32,665	$(10,819)	$164,565	$119,519

Income (loss) per share:
Basic	$1.31	$(0.48)	$6.62	$5.27
Diluted	$1.29	$(0.48)	$6.52	$5.21

Weighted-average shares and equivalent shares outstanding:
Basic	25,028	22,714	24,870	22,687
Diluted	25,299	22,714	25,235	22,931

LITTELFUSE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
(in thousands)	December 29, 2018	December 30, 2017
	(Unaudited)
OPERATING ACTIVITIES
Net income	$164,565	$119,519
Adjustments to reconcile net income to net cash provided by operating activities, net:	169,005	104,044
Changes in operating assets and liabilities:
Trade receivables	(3,539)	(11,087)
Inventories	(33,971)	(20,180)
Accounts payable	13,708	6,494
Accrued liabilities	29,329	50,626
Prepaid expenses and other assets	(7,269)	19,754
Net cash provided by operating activities	331,828	269,170

INVESTING ACTIVITIES
Acquisitions of businesses, net of cash acquired	(318,474)	(38,512)
Purchases of property, plant, and equipment	(74,753)	(65,925)
All other cash provided by investing activities	10,979	8,300
Net cash used in investing activities	(382,248)	(96,137)

FINANCING ACTIVITIES
Net proceeds from credit facility and senior notes	207,500	14,687
Cash dividends paid	(39,993)	(31,770)
Purchases of common stock	(63,564)	—
All other cash provided by financing activities	17,954	(7,598)
Net cash provided by (used in) financing activities	121,897	(24,681)

Effect of exchange rate changes on cash and cash equivalents	(11,420)	6,200
Increase in cash and cash equivalents	60,057	154,552
Cash and cash equivalents at beginning of year	429,676	275,124
Cash and cash equivalents at end of year	$489,733	$429,676

LITTELFUSE, INC.
NET SALES AND OPERATING INCOME BY SEGMENT
(Unaudited)

	Fourth Quarter			Year-to-Date
(in thousands)	2018	2017	% Growth /(Decline)	2018	2017	% Growth /(Decline)
Net sales
Electronics	$264,056	$162,876	62.1%	$1,124,296	$661,928	69.9%
Automotive	112,073	115,133	(2.7)%	479,791	453,227	5.9%
Industrial	26,152	26,840	(2.6)%	114,381	106,379	7.5%
Total net sales	$402,281	$304,849	32.0%	$1,718,468	$1,221,534	40.7%

Operating income (loss)
Electronics	$47,687	$33,362	42.9%	$241,426	$155,880	54.9%
Automotive	10,017	14,972	(33.1)%	54,982	62,571	(12.1)%
Industrial	3,212	4,565	(29.6)%	17,335	10,334	67.7%
Other(a)	(9,288)	(2,119)	N.M.	(88,694)	(10,274)	N.M.
Total operating income	51,628	50,780	1.7%	225,049	218,511	3.0%
Operating Margin	12.8%	16.7%		13.1%	17.9%

Interest expense	5,589	3,512		22,569	13,380
Foreign exchange loss (gain)	5,509	3,859		(863)	2,376
Other expense (income), net	763	(320)		(1,599)	(1,282)
Income before income taxes	$39,767	$43,729	(9.1)%	$204,942	$204,037	0.4%

(a) "other" typically includes non-GAAP adjustments such as acquisition-related and integration costs, purchase accounting inventory adjustments and other charges, restructuring costs, asset impairments, and gain and losses on asset sales.( See Supplemental Financial Information for details.)

N.M. - Not meaningful

	Fourth Quarter			Year-to-Date
(in thousands)	2018	2017	% Growth /(Decline)	2018	2017	% Growth /(Decline)
Operating Margin
Electronics	18.1%	20.5%	(2.4)%	21.5%	23.5%	(2.0)%
Automotive	8.9%	13.0%	(4.1)%	11.5%	13.8%	(2.3)%
Industrial	12.3%	17.0%	(4.7)%	15.2%	9.7%	5.5%

LITTELFUSE, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(In millions of USD except per share amounts unaudited)

Non-GAAP EPS reconciliation
	Q4-18	Q4-17	YTD-18	YTD-17
GAAP diluted EPS	$1.29	$(0.48)	$6.52	$5.21
EPS impact of Non-GAAP adjustments (below)	0.58	2.29	2.92	2.53
Adjusted diluted EPS	$1.87	$1.81	$9.44	$7.74

Non-GAAP adjustments - (income)/expense
	Q4-18	Q4-17	YTD-18	YTD-17
Acquisition related and integration costs (a)	$3.2	$1.4	$20.2	$8.1
Restructuring, impairment and other charges (b)	2.4	0.7	12.6	2.2
Amortization backlog - IXYS (c)	3.7	—	12.4	—
Change in control - IXYS (d)	—	—	2.1	—
Acquisition related stock-based compensation charge (e)	—	—	4.5	—
Purchase accounting inventory adjustments (f)	—	—	36.9	—
Non-GAAP adjustments to operating income	9.3	2.1	88.7	10.3
Other expense, net (g)	0.9	—	0.9	—
Non-operating foreign exchange loss (gain)	5.5	3.9	(0.9)	2.4
Non-GAAP adjustments to income before income taxes	15.7	6.0	88.7	12.7
Income taxes (h)	1.0	(46.5)	15.1	(45.3)
Non-GAAP adjustments to net income	$14.7	$52.5	$73.6	$58.0

Total EPS impact	$0.58	$2.29	$2.92	$2.53

Adjusted operating margin /Adjusted EBITDA reconciliation
	Q4-18	Q4-17	YTD-18	YTD-17
Net sales	$402.3	$304.8	$1,718.5	$1,221.5

GAAP operating income	$51.6	$50.8	$225.0	$218.5
Add back non-GAAP adjustments	9.3	2.1	88.7	10.3
Adjusted operating income	$60.9	$52.9	$313.7	$228.8
Adjusted operating margin	15.1%	17.4%	18.3%	18.7%

Add back amortization	10.0	6.3	39.8	24.7
Add back depreciation	13.4	10.1	51.0	38.3
Adjusted EBITDA	$84.3	$69.3	$404.5	$291.8
Adjusted EBITDA margin	21.0%	22.7%	23.5%	23.9%

Net sales reconciliation	Q4-18 vs. Q4-17
	Electronics	Automotive	Industrial	Total
Net sales growth	62%	(3)%	(3)%	32%
Less:
Acquisitions	56%	—	—	30%
Divestitures	—	—	(13)%	(1)%
FX impact	(1)%	(2)%	(1)%	(1)%
Organic net sales growth	7%	(1)%	11%	4%

Net sales reconciliation	YTD-18 vs. YTD-17
	Electronics	Automotive	Industrial	Total
Net sales growth	70%	6%	8%	41%
Less:
Acquisitions	58%	—	—	32%
Divestitures	—	—	(6)%	(1)%
FX impact	1%	2%	1%	2%
Organic net sales growth	11%	4%	13%	8%

Income tax reconciliation
	Q4-18	Q4-17	YTD-18	YTD-17
Income taxes	$7.1	$54.5	$40.4	$84.5
Effective rate	17.9%	124.7%	19.7%	41.4%

Non-GAAP adjustments - income taxes	1.0	(46.5)	15.1	(45.3)

Adjusted income taxes	$8.1	$8.0	$55.5	$39.2
Adjusted effective rate	14.6%	16.2%	18.9%	18.1%

Free cash flow reconciliation
	Q4-18	Q4-17	YTD-18	YTD-17
Net cash provided by operating activities	$79.7	$87.9	$331.8	$269.2
Less: Purchases of property, plant and equipment	(18.8)	(17.5)	(74.8)	(65.9)
Free cash flow	$60.9	$70.4	$257.0	$203.3

Note: Total will not always foot due to rounding

(a) reflected in selling, general and administrative expenses ("SG&A")

(b) $2.3 million and $0.1 million reflected in SG&A and cost of sales for three months ended December 29, 2018, respectively. $11.7 million and $0.9 million reflected in SG&A and cost of sales, respectively for the twelve months ended December 29, 2018. $0.7 million and $2.2 million reflected in SG&A for three and twelve months ended December 30, 2017, respectively

(c) reflected in amortization of intangibles

(d) reflected in SG&A

(e) $2.4 million, $1.6 million and $0.5 million reflected in SG&A, research and development expenses and cost of sales, respectively

(f) reflected in cost of sales

(g) included $2.2 million gain on the sale of a building, $1.1 million loss on the sale of a business, $1.0 million of cost associated with the remediation of certain coal mines and $1.0 million contingent consideration expense for the acquisition of Monolith

(h) reflected the tax impact associated with the non-GAAP adjustments. The three months ended December 29, 2018 reflected a $3.2 million tax expense related to the finalization of 2017 provisional reasonable estimate in connection with the legislation commonly referred to as the Tax Cuts and Job Act (the "Tax Act"), partially offset by a$1.5 million benefit for previously unrecognized tax benefits in respect of which the statute of limitations has expired. The three months ended December 30, 2017 reflected an income tax expense of $49 million for the one-time charge (the "Toll Charge") recorded as part of the provisional reasonable estimate of the impact of the Tax Act